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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Ravenwood Bourne, Ltd.
West Palm Beach, Florida

I hereby consent to the incorporation by reference in the Registration Statement on Form 10 my report dated October 29, 2008, relating to the financial statements for the fiscal years ended October 31, 2007 and 2006.

/s/ Michael F. Cronin
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Michael F. Cronin
Certified Public Accountant

November 10, 2008